UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 16, 2013

(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI 48104

(Address of principal executive offices)

(734) 214-3700

(Registrant’s telephone number including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

United Bancorp, Inc. (the “Company”) has entered into a Business Loan Agreement with Chemical Bank (the “Loan Agreement”) and a revolving line of credit as of September 16, 2013. The Loan Agreement provides for a $10,000,000 line of credit by Chemical Bank to the Company. The Company will pay quarterly payments of accrued interest, and principal payments as cash flow permits. The balance of all outstanding principal and accrued interest will become due on September 16, 2015.

The Loan Agreement contains customary affirmative and negative covenants and events of default. Affirmative covenants include the maintenance of certain minimum capital ratios, a maximum net charge off to average loan ratio, a maximum non-performing loan to total assets ratio, a minimum return on average assets, a minimum return on average equity and a limit on the amount of dividends that the Company may pay to holders of common stock. If return on average assets falls below a certain specified level, then the Company’s quarterly dividend payment to common shareholders could not be increased and the payout ratio could not exceed 40%. Negative covenants include restrictions on additional indebtedness, and a covenant not to merge, acquire or consolidate with another entity without Chemical Bank’s consent. Events of default include payment defaults, false representations, insolvency and certain other events.

As security for its obligations under the Loan Agreement, the Company is pledging to Chemical Bank all of the outstanding common stock of its subsidiary, United Bank & Trust.

The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, Promissory Note, and Global Amendment of Loan Documents which are attached as Exhibit 10.1 and incorporated by reference herein.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 3.03         Material Modification to the Rights of Security Holders

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 3.03 by reference. The Loan Agreement contains a covenant that, under certain circumstances, would restrict the Company’s ability to pay dividends to holders of common stock.

Item 9.01         Financial Statements and Exhibits

(d)        Exhibits

10.1	Business Loan Agreement, Promissory Note and Global Amendment of Loan Documents, dated September 16, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: September 18, 2013	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer